Exhibit A
Persons who may be deemed to control GBL
     Set forth below is the (i) name, (ii) principal business address, (iii) citizenship or place of organization, and (iv) ownership of Shares of Suez S.A. (if any) of each person who may be deemed, for purposes of this Statement, to control GBL.

(i)	Pargesa Holding S.A.
(ii)	11 Grand Rue, CP 199, 1211 Geneva 11, Switzerland
(iii)	Switzerland

(i)	Parjointco N.V.
(ii)	Veerkade 5 – 3016 – Rotterdam, Netherlands
(iii)	Netherlands

(i)	Power Financial Europe BV
(ii)	Veerkade 5 – 3016 – Rotterdam, Netherlands
(iii)	Netherlands

(i)	Power Financial Corporation
(ii)	751 Square Victoria, Montreal (Quebec), Canada H2Y 2J3
(iii)	Canada

(i)	171263 Canada Inc.
(ii)	751 Square Victoria, Montreal (Quebec), Canada H2Y 2J3
(iii)	Canada

(i)	2795957 Canada Inc.
(ii)	751 Square Victoria, Montreal (Quebec), Canada H2Y 2J3
(iii)	Canada

(i)	Power Corporation of Canada
(ii)	751 Square Victoria, Montreal (Quebec), Canada H2Y 2J3
(iii)	Canada

(i)	Gelco Enterprises Ltd.
(ii)	44 Chipman Hill, Suite 1000, P.O. Box 7289, Station A, Saint John, New Brunswick, Canada E2L 2A9
(iii)	Canada

(i)	Nordex Inc.
(ii)	44 Chipman Hill, Suite 1000, P.O. Box 7289, Station A, Saint John, New Brunswick, Canada E2L 2A9
(iii)	Canada

(i)	Agesca Nederland N.V.
(ii)	Veerkade 5 – 3016 Rotterdam, Netherlands
(iii)	Netherlands

(i)	Compagnie Nationale à Portefeuille S.A.
(ii)	Rue de la Blanche Borne 12 – 6280 Loverval, Belgium
(iii)	Belgium

(i)	Erbe S.A.
(ii)	Rue de la Blance Borne, 12 – 6280 Loverval, Belgium
(iii)	Belgium

(i)	Frère-Bourgeois S.A.
(ii)	Rue de la Blanche Borne, 12 – 6280 Loverval, Belgium
(iii)	Belgium